Exhibit 10.22

NOTICE TO THE ISRAELI EMPLOYEES OF THE COMPANY

Applied Immune Technologies Ltd.

(the “Company”)

To:

Notice of Share Option Grant

You (the “Offeree”) have been granted options, pursuant to of the Applied Immune Technologies Ltd. Share Option Plan (2014) attached hereto as Exhibit A (the “Plan”) and this Notice of Share Option Grant, to purchase shares of the Company’s Ordinary Shares as follows:

Effective Date

Exercise Price per Option:

Total Number of Options Granted:

The Trustee

The Tax route	Capital Gain

1.	All terms not expressly defined herein shall have the meaning assigned to them in the Plan, unless such interpretation does not conform with the circumstances or context of the issue.

2.	Your entitlement to the Exercise Shares by virtue of the Options hereby granted shall vest (the “Number of Vested Options”) at the following rates and dates:

Amount of vested Options	Vesting Date

Total

Nothing of the foregoing shall be construed so as to derogate from the Lockup Period provided under the 102 Provisions or the restrictions on the exercise of Options provided in the Plan.

For the purpose of calculating your entitlement to the Options, you shall not be deemed to be employed in the Company during periods for which you shall not be entitled to severance pay pursuant to section 10 of the Severance Pay Regulations (Severance Pay Calculation and Resignation that shall be deemed to be Dismissal), 5724-1964.

3.

Any exercise of your right to purchase shares according to your Number of Vested Options shall not derogate from your right to purchase the remainder of the Exercise Shares to which you shall be entitled by virtue of the Options granted to you, if and when, such remainder shall vest.

4.

Your Options/ Exercise Shares shall be held in trust under the terms and conditions of the “capital gains route” under Section 102 of the Ordinance. The trust period will commence upon the date of allotment of the Option and will terminate after 24 months from the date in which the Option was granted or any other period determined under the Ordinance with respect to the “capital gain route” or determined by the Israeli Income Tax Authorities (the “Lock-Up Period”).

5.	The following provisions shall apply to the Options:

5.1	The Options shall be exercisable, in whole or in part, immediately upon the vesting of the right to exercise the Options as described in section 2 above.

5.2	Exercising the Options to Exercise Shares shall be contingent upon payment to the Company of the Exercise Price per each Option, as provided for in section 5 of the Plan.

5.3	An Option not exercised within ten (10) years from the issuance of the Options to an Offeree shall expire automatically, and shall have no value whatsoever.

5.4

The Company and its shareholders shall have certain rights in the Exercise Shares as specified in the Plan, including the Company’s right to purchase such shares set out in section 9.5 of the Plan and the right of the shareholders of the Company to require the Offeree sell his/her Exercise Shares set out in section 10.2 of the Plan.

5.5

Until the consummation of an IPO, the Exercise Shares shall be voted by an irrevocable proxy attached to the Plan as Schedule B (the “Proxy”) pursuant to the directions of the Board, such Proxy to be assigned to the person or persons designated by the Board.

6.	Notwithstanding any provision of the Plan:

6.1

Prior to the payment of the tax applicable under law, including under the 102 Provisions (the “Applicable Tax”), the Options and/or the Exercise Shares or rights arising therefrom shall not be transferable or assignable, shall not be subject to any mortgage, liens, attachment or other encumbrance, and no power of attorney or note of transfer shall be issued in respect thereof, whether such instrument enter into force immediately or at a future date, excluding transfer by power of a last will or under law and all subject to the terms of the Plan.

6.2

Should the Options or Exercise Shares have been transferred pursuant to the provisions of a last testamentary instrument or under applicable law, the 102 Provisions shall apply to the heirs or transferees of the deceased Offeree.

6.3

Subject to the approval of the Plan by the Income Tax Authority, you shall be taxed in Israel in accordance with the provisions of the “capital gain route” under Section 102 of the Ordinance, including the provisions the regulations and any tax ruling or agreement obtained by the company with regard to the Plan.

In accordance with Section 102(b)(4) of the Ordinance, if you sell Exercise Shares (or release the Option or the Exercise Shares from the Trust) before the termination of the Lock-Up Period, you will be liable to pay tax at your marginal income tax rate, in addition to social security and health tax contributions.

By your signature on this Notice of Share Option Grant you herby take upon yourself to comply with the conditions set under Section 102 of the Ordinance with regard to the “capital gain route” and the Regulations.

6.4

Subject to the 102 Provisions, the Trustee shall not transfer the Options and/or the Exercise Shares to the Offeree name, and shall not transfer the consideration received from the sale of the Exercise Shares to the Offeree, unless one of the following conditions shall be fulfilled:

6.4.1	the Offeree provided the Trustee with a certificate from the Assessing Officer that the Applicable Tax has been paid; or

6.4.2

the Offeree paid the Trustee an amount equalling to the amount of tax applicable in accordance with the 102 Provisions of the “consideration”, as defined in section 102 of the Ordinance (the “Taxable Consideration”) for such sale, and the Trustee checked the manner of calculating the payable amount, at his/her sole discretion, and was fully satisfied that the calculation was performed accurately and lawfully; or

6.4.3

The Trustee deducted the applicable tax in accordance with the 102 Provisions of the Taxable Consideration, or any other amount as shall be approved by the Assessing Officer, from the consideration he/she received from the sale of the Options and/or the Exercise Shares.

7.

The Options shall not be transferable or marketable in any manner, save for a transfer to an Offeree’s heirs in the event of such Offeree’s death or transfer under the provisions of sections 9.5 and 10.2 of the Plan.

8.

It is hereby clarified that the Options and/or the Exercise Shares are extraordinary, one-time benefits granted to the Offerees, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under the Severance Compensation Law, 5723-1963 and the regulations promulgated thereunder.

9.	THE OFFEREE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 ABOVE IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY OR THE RELEVANT SUBSIDARY.

THE OFFEREE FURTHER ACKNOWLEDGES AND AGREES THAT THIS NOTICE AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OFFEREE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELEVANT SUBSIDIARY TO TERMINATE OFFEREE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

10.	By the Offeree’s signature below she/he hereby:

(a)     acknowledges receipt of a copy of the Plan and accepts the Options and/or Exercise Shares subject to all of the terms and provisions of the Plan and this Notice and declares that he/she has reviewed the Plan and this Notice in their entirety.

(b)    declares that he/she has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Notice and the Plan.

(c)     agrees to accept as binding, conclusive and final all decisions or interpretations of the board upon any questions relating to the Plan and this Notice.

(d)     declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the applicable tax route, and agrees to comply with such provisions, as amended from time to time.

(e)     agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Affiliate, attached hereto as Exhibit [—] including but not limited to the control of the Options and/or Exercise Shares by the Trustee.

(f)     acknowledges that releasing the Options and/or Exercise Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions.

(g)     authorizes the Company to provide the Trustee with any information required for the purpose of executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her Options and/or Exercise Shares, income tax rates, salary bank account, contact details and identification number.

(h)     declares that he/she is a resident of the state of Israel for tax purposes on the date of allocation and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if he/she ceases to be an Israeli resident or if his/her engagement with the Company is terminated, the Options and/or Exercise Shares shall remain subject to Section 102, the trust agreement, the Plan and this Notice.

(i)    The Offeree warrants and undertakes that at the time of grant of the Options herein, or as a consequence of the grant, the Offeree is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance.

By your signature and the signature of the Company’s representative below, you and the Company agree that the Options are granted under and governed by the terms and conditions of the Plan and this Notice of Share Option Grant.

OFFEREE Ltd.		Applied Immune Technologies Ltd.

I.D./ Passport No.	By:

Date:		Date:

This notice shall enter into force only upon the approval of the Plan by the Israeli Income Tax Authorities in accordance with the 102 provisions and at the date on which the Company will notify you of such approval, and from that date only. The Options will be issued at the name of the Trustee on or after such approval shall be granted.